Exhibit 10.1

FORM OF WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 21, 2016 by and between Dehaier Medical Systems Limited, a British Virgin Islands corporation (the “Company”), and _____________ (the “Holder”).

WHEREAS, pursuant to the Warrant Agreement dated as of February 21, 2014, by and between the Company and the Holder (the “Warrant Agreement”), the Holder holds a warrant to purchase __________ shares of Common Stock, $0.002731 par value per share, of the Company at an exercise price of $11.86 per share (the “Warrant”);

WHEREAS the Company desires to purchase from the Holder, and the Holder desire to sell to the Company, the Warrant.

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, the Holder hereby sells to the Company, and the Company hereby purchases from the Holder, the Warrant, free and clear of all liens, security interests, encumbrances, equities and claims, or any other defect of title whatsoever. The purchase price to be paid to the Holder for the Warrant (the “Purchase Price”) shall be $3.80 per share underlying the Warrant on the date hereof (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction), and $_________ in the aggregate. The parties agree that no issuance of shares to a third party subsequent to execution by both parties hereof and prior to receipt of the payment by the Holder will result in any adjustment to the Purchase Price or number of shares underlying the Warrants; provided, however that in the event this Agreement is terminated pursuant to Section 2, then any such issuances shall retroactively have the effect prescribed in the Warrant. Prior to the payment of the Purchase Price in accordance with Section 2, the Holder shall have the right to exercise the Warrant at its current exercise price of $11.86 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction). Upon the payment of the Purchase Price pursuant to the terms of this Agreement, the Warrant will be immediately cancelled and the Holder shall cease to have any right thereunder.

2. Manner and Time of Payment. On or before the thirtieth (30th) Trading Day after the signing of this Agreement (or such other date as mutually agreed by the Company and the Holder), (i) the Company shall pay the Purchase Price to the Holder by wire transfer to an account at a bank designated by the Holder as set out below; (ii) immediately upon payment of the Purchase Price, the Warrant shall be cancelled, and become void and of no further effect; and (iii) within one (1) Trading Day after the payment of the Purchase Price, the Holder shall return the original Warrant by overnight mail to counsel for the Company, whose address appears below. In the event the Company has not paid the Purchase Price on or before such thirtieth (30th) Trading Day after execution of this Agreement (as may be extended, the “Termination Date”), this Agreement shall terminate automatically and be of no further force or effect; provided, however, that the Holder shall have the option at any time and from time to time to extend the Termination Date of this Agreement by delivering a written notice to the Company on or prior to 11:59:59 PM Eastern Time on the then existing Termination Date, which notice shall indicate the new time and date upon which this agreement shall terminate. As used in this Agreement, “Trading Day” shall mean any day on which The New York Stock Exchange is open for trading of equity securities.

The Holder’s bank information is set forth below:

________________________________________

________________________________________

________________________________________

The Company’s legal counsel’s address is set forth below:

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 E. Cary St.

Richmond, VA 23219

Attention: Anthony W. Basch

3. Representations of Holder. The Holder represents and warrants to the Company that: (i) Holder has, and at the time of sale of the Warrant to the Company will have, good and valid title to the Warrant, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever; (ii) Holder has strictly complied with the terms of the Warrant Agreement at all times since the Effective Date (as such term is defined in the Warrant Agreement); and (iii) Holder is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to Holder’s right to transfer the Warrant.

4. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Trading Day after this Agreement has been executed by both parties, the Company shall file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Securities Exchange Act of 1934 Act, as amended, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the "6-K Filing"). From and after the filing of the 6-K Filing, the Company hereby covenants and agrees that the Holder has not received any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 6-K Filing. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

5. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions contemplated hereunder.

6. Equal Treatment Acknowledgment; Most Favored Nation. The parties hereto herby acknowledge and agree that any transaction with any other person regarding any other warrants of the Company outstanding which terms are substantially identical to the Warrant (each such warrant, an “Other Warrant” and each such holder, an “Other Investor”) shall be negotiated separately with each such Other Investor and shall not in any way be construed as the Holder or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any person with respect to any consent, release, amendment, settlement, waiver or sale relating to the Other Warrant (each a “Settlement Document”), including without limitation the purchase price per number of shares underlying the Other Warrant, is or will be more favorable to such person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 6 shall apply similarly and equally to each Settlement Document.

7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns.

8. Entire Agreement. This Agreement supersedes all agreements previously made between the parties hereto relating to its subject matter.

9. Non-waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

10. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the New York.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

13. Release. The Holder and the Company hereby agree that, upon the consummation of the sale of the Warrant pursuant to this Agreement, including the payment in full by the Company of the Purchase Price, (i) the Holder unconditionally and irrevocably releases and discharges the Company and its directors, officers, employees and professional advisors, from any and all liability of any kind to the Holder, whether direct or indirect, foreseen or unforeseen, foreseeable or unforeseeable, contingent or actual, present or future, including but not limited to, any liability arising or capable of arising out of, or relating to the Company or the Warrant and its issuance, and (ii) the Company unconditionally and irrevocably releases and discharges the Holder and its directors, members, partners, officers, employees and professional advisors, from any and all liability of any kind to the Company, whether direct or indirect, foreseen or unforeseen, foreseeable or unforeseeable, contingent or actual, present or future, including but not limited to, any liability arising or capable of arising out of, or relating to the Warrant.

[__________ Warrant Repurchase Agreement Signature Page Follows]

[___________ Warrant Repurchase Agreement Signature Page]

IN WITNESS WHEREOF the parties have signed this instrument as of the date first set forth above.

THE COMPANY:

Dehaier Medical Systems Limited

By:
Name:	Ping Chen
Its:	Chief Executive Officer

HOLDER:

______________

By:
Name:
Its: